Exhibit 99.1

Kura Oncology Reports FIRST Quarter 2026 Financial Results

– $5.8 million in KOMZIFTI™ (ziftomenib) net product revenue in first full quarter of commercialization –

– Robust new patient starts and early launch dynamics, including repeat use, switching and combination adoption, reflect strong early momentum –

– Broad and rapid payer access achieved, with > 93% coverage and favorable positioning across > 12 million lives –

– Multiple 2026 data readouts expected to support ziftomenib as a broadly combinable backbone across AML –

– $580.8 million in cash, cash equivalents and short-term investments, plus $180 million in anticipated collaboration payments, expected to support advancement of ziftomenib AML program through first topline KOMET-017 Phase 3 results –

– Management to host webcast and conference call today at 4:30 p.m. ET –

SAN DIEGO, May 12, 2026 – Kura Oncology, Inc. (Nasdaq: KURA), a biopharmaceutical company focused on precision medicines for cancer, today reported first quarter 2026 financial results and provided a corporate update.

“In its first full quarter of commercial availability, KOMZIFTI generated $5.8 million in net revenue, with early launch dynamics indicating growing physician adoption and utilization patterns based on product profile. We believe these early signals support KOMZIFTI’s potential to become the leading therapy in relapsed/refractory NPM1-mutant AML,” said Troy Wilson, Ph.D., J.D., President and Chief Executive Officer of Kura Oncology. “Supported by a robust clinical development program designed to establish it as a broadly combinable backbone across the AML treatment continuum, and with multiple data readouts expected this year across frontline and combination settings, we are well positioned for the next phase of growth.”

Recent Developments

KOMZIFTI Launch Performance (First Quarter 2026)

KOMZIFTI delivered a strong first full quarter of commercial performance, with early indicators supporting adoption and continued momentum:

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$5.8 million in net product revenue in the first full quarter of commercial sales

•
85 new patient starts and 157 total prescriptions, reflective of both uptake and repeat use

•
> 93% payer coverage achieved, with favorable positioning across plans covering more than 12 million lives

Early market dynamics, including repeat prescribing, expanding use across treatment settings, initial combination use and instances of switching from other menin inhibitors, indicate growing physician adoption based on product profile.

Advancing Ziftomenib Across the Acute Myeloid Leukemia (AML) Treatment Continuum

Kura continues to execute on its strategy to establish ziftomenib as a broadly combinable backbone therapy across AML:

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KOMET-017 (Phase 3 Frontline Program): Ongoing site activation and patient enrollment for both studies across global sites with strong early progress

•
KOMET-008 (FLT3 Relapsed/Refractory [R/R] Population): Ongoing enrollment evaluating ziftomenib combined with gilteritinib in patients with R/R AML harboring FLT3-ITD/NPM1 co-mutations

•
KOMET-007 (FLT3 Frontline Population): Ongoing enrollment evaluating ziftomenib combined with quizartinib plus cytarabine and daunorubicin (7+3) induction chemotherapy in patients with newly diagnosed AML harboring FLT3-ITD/NPM1 co-mutations

•
Japanese Registrational Trial: First patient dosed in Phase 2 trial (jRCT2031250550) for treatment of R/R NPM1-m AML, representing a significant step toward bringing a potential new treatment option to patients in Japan

Multiple clinical data readouts expected in 2026 across combination regimens and treatment settings, supporting ziftomenib’s potential use broadly across the AML landscape.

Solid Tumor Pipeline Progress

Kura continues to advance darlifarnib as a novel approach to overcoming resistance in targeted therapy:

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Proof-of-mechanism data for darlifarnib in combination with cabozantinib: At the 2026 International Kidney Cancer Symposium: Europe (IKCS) conference, Kura presented proof-of-mechanism data for darlifarnib in combination with cabozantinib in patients with clear cell renal cell carcinoma previously treated with cabozantinib

The data support darlifarnib’s potential to overcome resistance and resensitize tumors to VEGF TKI therapy, with

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44% objective response rate (ORR)
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94% disease control rate (DCR)
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Tumor shrinkage in 75% of patients

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FIT-001 Phase 1b dose expansion: Enrollment is ongoing

2026 Commercial Priorities and Anticipated Development Milestones

Kura expects multiple value-driving catalysts in 2026 across commercial development and clinical development:

KOMZIFTI Commercial Execution

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Drive clear differentiation within the menin inhibitor class
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Deliver sustained quarter-over-quarter growth in revenue and adoption
•
Establish leading class share in R/R NPM1-m AML

Ziftomenib – Frontline AML

•
Present updated results for ziftomenib / 7+3 combination in frontline NPM1-m/KMT2A-r AML (KOMET-007) in an oral presentation at the European Hematology Association (EHA) 2026 Congress in June 2026

Ziftomenib – Relapsed/Refractory AML

•
Publish data for ziftomenib plus venetoclax + azacitidine in R/R NPM1-m AML (1H 2026)
•
Present preliminary KOMET-008 data for ziftomenib and gilteritinib combination in R/R NPM1-m/FLT3-m AML (2H 2026)

Ziftomenib and Menin Inhibition – Expansion Beyond AML

•
Continue enrollment of KOMET-015 evaluating ziftomenib + imatinib in gastrointestinal stromal tumors (GIST)
•
Progress preclinical development of next-generation menin inhibitor for use in other solid tumors

Darlifarnib

•
Present preliminary clinical data for darlifarnib plus adagrasib in KRASG12C-mutated solid tumors at the upcoming American Society of Clinical Oncology (ASCO) 2026 Annual Meeting in May 2026
•
Present updated Phase 1a data with the first report of long-term follow-up for darlifarnib plus cabozantinib in advanced RCC (2H 2026)

KO-7246 (Next-Generation Menin Inhibitor)

•
Advance KO-7246 into IND-enabling studies for diabetes and cardiometabolic disease
•
Present additional preclinical data for menin inhibitors in diabetes

First Quarter 2026 Financial Results

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Net product revenue: $5.8 million, compared to none for Q1 2025
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Collaboration revenue: $12.5 million, compared to $14.1 million for Q1 2025
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R&D expenses: $65.3 million, compared to $56.0 million for Q1 2025, primarily driven by advancement of ziftomenib combination trials, including KOMET-017
•
SG&A expenses: $31.6 million, compared to $22.8 million for Q1 2025, reflecting commercialization-related investments
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Net loss: $73.3 million, compared to $57.4 million for Q1 2025. Net loss includes $8.4 million in non-cash, share-based compensation expense compared to $7.8 million for the same period in 2025.

As of March 31, 2026, Kura had $580.8 million in cash, cash equivalents and short-term investments, compared to $667.2 million as of December 31, 2025.

The Company believes its cash, cash equivalents and short-term investments as of March 31, 2026, when combined with $180 million in anticipated payments under the collaboration agreement with Kyowa Kirin, will be sufficient to fund the ziftomenib AML program through the topline results from the first pivotal Phase 3 KOMET-017 frontline trial, anticipated in 2028.

Conference Call and Webcast

Kura’s management will host a webcast and conference call at 4:30 p.m. ET / 1:30 p.m. PT today, May 12, 2026, to discuss financial results and to provide a corporate update. A live webcast and archived replay of the event will be available here or from the Investors section of the Company’s website at www.kuraoncology.com.

About Kura Oncology

Kura Oncology is a biopharmaceutical company committed to realizing the promise of precision medicines for the treatment of cancer. Kura’s pipeline of small molecule drug candidates is designed to target cancer signaling pathways and address high-need hematologic malignancies and solid tumors. Kura developed and is commercializing KOMZIFTI™ (ziftomenib), the FDA-approved once-daily, oral menin inhibitor for the treatment of adults with relapsed or refractory NPM1-mutated acute myeloid leukemia, and continues to pioneer advancements in menin inhibition and farnesyl transferase inhibition. For additional information, please visit the Kura website and follow us on X and LinkedIn.

Forward-Looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, Kura’s future performance in 2026; the commercial potential of KOMZIFTI; KOMZIFTI’s potential market leadership in R/R NPM1-m AML; KOMZIFTI’s potential as a broadly combinable backbone across the AML treatment continuum; Kura’s research, preclinical and clinical development activities; plans and projected timelines for ziftomenib, darlifarnib, KO-7246 and other preclinical assets; the expected timing and presentation of results and data from clinical trials; and Kura’s anticipated cash runway. Factors that may cause actual results to differ materially include risks associated with market competition, market acceptance and commercialization of KOMZIFTI; risks associated with the conduct of preclinical studies and clinical trials; risks that Kura’s actual future financial and operating results may differ from its expectations or goals; the risk that Kura’s product candidates may not receive regulatory approval; the potential for KOMZIFTI or Kura’s product candidates to have unexpected adverse side effects; the risk that Kura may not be able to obtain additional financing; the risk that the collaboration with Kyowa Kirin is unsuccessful; and other risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “promise,” “potential,”

“expects,” “plans,” “anticipates,” “intends,” “continues,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties the Company faces, please refer to the Company's periodic and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Kura assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

FLT3, Fms-like tyrosine kinase 3 gene; KMT2A, lysine methyltransferase 2A gene; NPM1, nucleophosmin 1 gene; -m, mutant; -r, rearranged; ITD, Internal Random Duplication; KRAS, Kirsten Rat Sarcoma Virus oncogene homolog.

KURA ONCOLOGY, INC.
Statements of Operations Data
(unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2026	2025
Revenue
Product revenue, net	$5,766	$—
Collaboration revenue	12,499	14,108
Total revenue	18,265	14,108
Operating expenses
Cost of product sales	262	—
Research and development	65,263	55,973
Selling, general and administrative	31,555	22,835
Total operating expenses	97,080	78,808
Other income, net	5,490	7,497
Income tax expense	8	226
Net loss	$(73,333)	$(57,429)
Net loss per share, basic and diluted	$(0.83)	$(0.66)
Weighted average number of shares used in computing net loss per share, basic and diluted	88,610	87,415

KURA ONCOLOGY, INC.
Balance Sheet Data
(unaudited)
(in thousands)

	March 31,	December 31,
	2026	2025
Cash, cash equivalents and short-term investments	$580,823	$667,240
Working capital	522,286	591,689
Total assets	652,551	738,363
Long-term liabilities	443,172	447,254
Accumulated deficit	(1,247,421)	(1,174,088)
Stockholders’ equity	107,883	174,135

About KOMZIFTI™ (ziftomenib)

KOMZIFTI (ziftomenib) is an oral menin inhibitor approved for the treatment of adult patients with relapsed or refractory acute myeloid leukemia (AML) with a susceptible NPM1 mutation who have no satisfactory alternative treatment options.

Ziftomenib is in development for the treatment of frontline and R/R AML harboring NPM1 mutations, KMT2A translocations and FLT3 mutations, with the potential to be combined with approved therapies and benefit a broad spectrum of patients.

IMPORTANT SAFETY INFORMATION FOR KOMZIFTI FROM THE U.S. PRESCRIBING INFORMATION

Boxed WARNING: DIFFERENTIATION SYNDROME

Differentiation syndrome, which can be fatal, has occurred with KOMZIFTI. Signs and symptoms may include fever, joint pain, hypotension, hypoxia, dyspnea, rapid weight gain or peripheral edema, pleural or pericardial effusions, pulmonary infiltrates, acute kidney injury, and rashes. If differentiation syndrome is suspected, interrupt KOMZIFTI, and initiate oral or intravenous corticosteroids with hemodynamic and laboratory monitoring until symptom resolution; resume KOMZIFTI upon symptom improvement.

WARNINGS AND PRECAUTIONS

Differentiation Syndrome

KOMZIFTI can cause fatal or life-threatening differentiation syndrome (DS). DS is associated with rapid proliferation and differentiation of myeloid cells. Symptoms of DS, including those seen in patients treated with KOMZIFTI, may include fever, hypoxia, joint pain, hypotension, dyspnea, rapid weight gain or peripheral edema, pleural or pericardial effusions, acute kidney injury, and rashes.

In the clinical trial, DS occurred in 29 (26%) of 112 patients with R/R AML with an NPM1 mutation who were treated with KOMZIFTI at the recommended dosage. DS was Grade 3 in 13% and fatal in two patients. In broader evaluation of all patients with any genetic form of AML treated with KOMZIFTI monotherapy in clinical trials, DS occurred in 25% of patients. Four fatal cases of DS occurred out of 39 patients with KMT2A-rearranged AML treated with KOMZIFTI. KOMZIFTI is not approved for use in patients with KMT2A-rearranged AML.

In the 112 patients with an NPM1 mutation, DS was observed with and without concomitant hyperleukocytosis, in as early as 3 days and up to 46 days after KOMZIFTI initiation. The median time to onset was 15 days. Two patients experienced more than one DS event. Treatment was interrupted and resumed in 15 (13%) patients, while it was permanently discontinued in 2 (2%) patients.

Prior to starting treatment with KOMZIFTI, reduce the WBC counts to less than 25 x 10⁹/L. If DS is suspected, interrupt KOMZIFTI, initiate oral or intravenous corticosteroids (e.g., dexamethasone 10 mg every 12 hours) for a minimum of 3 days with hemodynamic and laboratory monitoring. Resume treatment with KOMZIFTI at the same dose level when signs and symptoms improve and are Grade 2 or lower. Taper corticosteroids over a minimum of 3 days after adequate control or resolution of symptoms. Symptoms of DS may recur with premature discontinuation of corticosteroid treatment.

QTc Interval Prolongation

KOMZIFTI can cause QTc interval prolongation. In the clinical trial, QTc interval prolongation was reported as an adverse reaction in 12% of 112 patients treated with KOMZIFTI at the recommended dosage for R/R AML with an NPM1 mutation. QTc interval prolongation was Grade 3 in 8% of patients. The heart-rate corrected QT interval (using Fridericia’s method) (QTcF) was greater than 500 msec in 9% of patients, and the increase from baseline QTcF was greater than 60 msec in 12% of patients. KOMZIFTI dose reduction was required for 1% of patients due to QTc interval prolongation. QTc prolongation occurred in 14% of the 42 patients less than 65 years of age and in 10% of the 70 patients 65 years of age or older.

Correct electrolyte abnormalities, including hypokalemia and hypomagnesemia, prior to treatment with KOMZIFTI. Perform an ECG prior to initiation of treatment with KOMZIFTI, and do not initiate KOMZIFTI in patients with QTcF > 480 msec. Perform an ECG at least once weekly for the first four weeks on treatment, and at least monthly thereafter. Interrupt KOMZIFTI if the QTc interval is > 500 ms or the change from baseline is > 60 ms (Grade 3). In patients with congenital long QTc syndrome, congestive heart failure, electrolyte abnormalities, or those who are taking medications known to prolong the QTc interval, more frequent ECG monitoring may be necessary.

Concomitant use of KOMZIFTI with drugs known to prolong the QTc interval may increase the risk of QTc interval prolongation, result in a greater increase in the QTc interval and adverse reactions associated with QTc interval prolongation, including Torsades de Pointes, other serious arrhythmias, and sudden death.

Embryo-Fetal Toxicity

Based on findings in animals and its mechanism of action, KOMZIFTI can cause embryo-fetal harm when administered to a pregnant woman. Advise pregnant women of the potential risk to the fetus. Advise females of reproductive potential to use effective contraception during treatment with KOMZIFTI and for 6 months after the last dose. Advise males with female partners of reproductive potential to use effective contraception during treatment with KOMZIFTI and for 3 months after the last dose.

ADVERSE REACTIONS

Fatal adverse reactions occurred in 4 (4%) patients who received KOMZIFTI, including 2 with differentiation syndrome, 1 with infection, and 1 with sudden death. Serious adverse reactions were reported in 79% of patients who received KOMZIFTI. Serious adverse reactions occurring in ≥ 5% of patients included infection without an identified pathogen (29%), febrile neutropenia (18%), bacterial infection (16%), differentiation syndrome (16%), and dyspnea (6%).

Dosage interruption of KOMZIFTI due to an adverse reaction occurred in 54% of patients. Adverse reactions that required dose interruption in ≥ 2% of patients included infection without an identified pathogen (15%), differentiation syndrome (13%), febrile neutropenia (5%), pyrexia (4%), electrocardiogram QT prolonged (4%), leukocytosis (4%), bacterial infection (3%), cardiac failure (2%), cholecystitis (2%), diarrhea (2%), pruritus (2%), and thrombosis (2%). Dose reduction of KOMZIFTI due to an adverse reaction occurred in 4% of patients. Permanent discontinuation of KOMZIFTI due to an adverse reaction occurred in 21% of patients. Adverse reactions that required permanent discontinuation of KOMZIFTI in ≥ 2% of patients were infection without an identified pathogen (8%), bacterial infection (4%), cardiac arrest (2%), and differentiation syndrome (2%).

Most common (≥ 20%) adverse reactions, including laboratory abnormalities, were aspartate aminotransferase increased (53%), infection without an identified pathogen (52%), potassium decreased (52%), albumin decreased (51%), alanine aminotransferase increased (50%), sodium decreased (49%), creatinine increased (45%), alkaline phosphatase increased (41%), hemorrhage (38%), diarrhea (36%), nausea (35%), fatigue (34%), edema (30%), bacterial infection (28%), musculoskeletal pain (28%), bilirubin increased (27%), potassium increased (26%), differentiation syndrome (26%), pruritus (23%), febrile neutropenia (22%), and transaminases increased (21%).

DRUG INTERACTIONS

Drug interactions may occur when KOMZIFTI is concomitantly used with:

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Strong or Moderate CYP3A4 Inhibitors: Monitor patients more frequently for KOMZIFTI-associated adverse reactions.
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Strong or Moderate CYP3A4 Inducers: Avoid concomitant use of KOMZIFTI.
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Gastric Acid Reducing Agents: Avoid concomitant use of KOMZIFTI with proton pump inhibitors (PPIs), H2 receptor antagonists (H2RAs), or locally acting antacids. If concomitant use with H2RAs or locally acting antacids cannot be avoided, modify KOMZIFTI administration time.
o
Take KOMZIFTI 2 hours before or 10 hours after administration of an H2 receptor antagonist.
o
Take KOMZIFTI 2 hours before or 2 hours after administration of a locally acting antacid.
•
Drugs that Prolong the QTc Interval: Avoid concomitant use of KOMZIFTI. If concomitant use cannot be avoided, obtain ECGs when initiating, during concomitant use, and as clinically indicated. Interrupt KOMZIFTI if the QTc interval is > 500 ms or the change from baseline is > 60 ms.

USE IN SPECIFIC POPULATIONS

Pregnancy: Based on findings in animals and its mechanism of action, KOMZIFTI can cause embryo-fetal harm when administered to a pregnant woman. Advise pregnant women of the potential risk to a fetus. Verify pregnancy status in females of reproductive potential prior to starting KOMZIFTI.

Lactation: Because of the potential for adverse reactions in the breastfed child, advise women not to breastfeed during treatment with KOMZIFTI and for 2 weeks after the last dose.

Infertility: Based on findings in animals, KOMZIFTI may impair fertility in females and males of reproductive potential.

Please see full Prescribing Information, including Boxed WARNING.

Contacts

Investors and media:

Greg Mann
858-987-4046
gmann@kuraoncology.com